                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into effective as of May 9, 1996, by and between C.A. RISER, M.D., an individual resident of Texas ("Seller"), and DONALD F. ANGLE, M.D., P.A., a Texas professional association ("Purchaser").

         WHEREAS, Seller is a physician engaged in the business of providing medical-related services (the "Business");

         WHEREAS, Purchaser desires to acquire from Seller and Seller desires to transfer to Purchaser, certain properties, assets, and rights of Seller related to the Business, and to assume certain specified liabilities of Seller, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants herein contained, the parties agree as follows:

         1. Purchase and Sale. On the terms and subject to the conditions set forth herein, Seller agrees to and does hereby sell and deliver to Purchaser, and Purchaser agrees to and does hereby purchase from Seller, all of the properties, assets, and rights of Seller related to the Business listed in Exhibit A (the "Assets"). The parties agree that the Purchaser is not purchasing from Seller any property, asset, or right of Seller not identified in Exhibit A.

         2. Purchase Price. In exchange for the Assets, Purchaser shall pay the following consideration (in the aggregate, the "Purchase Price"):

                 a.       Cash in the amount of $300,000.00;

                 b. Secured Promissory Note (herein so called) in the amount of $750,000 and in the form of Exhibit B attached hereto; and

                 c. Purchaser hereby assumes and agrees to pay and perform the liabilities of Seller set forth in Exhibit D (the "Assumed Liabilities"). Purchaser does not assume any Liabilities of Seller other than the Assumed Liabilities and Seller recognizes that Seller shall remain responsible for all of its Liabilities, other than the Assumed Liabilities. Seller specifically acknowledges that it will remain liable and responsible for the Liabilities on Exhibit E (the "Retained Liabilities"). Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against each and every demand, claim, loss (including, without





Asset Purchase Agreement                                                Page -1-
         limitation, any diminution in value), liability, item of damage, cost and expense (including, without limitation, the reasonable fees, disbursements and expenses of attorneys) of any kind whatsoever asserted against, imposed upon, or incurred by Seller by reason of or resulting from the Assumed Liabilities on or after the Effective Date.

         3. Closing. The transactions contemplated hereby will be consummated at a Closing (herein so called) to be held on August 15, 1996, at such time and place as the parties agree. The date on which Closing occurs is referred to herein as the "Closing Date." At Closing, the parties shall execute and deliver, or cause to happen, the following:

                 a. Purchaser shall pay to Seller the cash portion of the Purchase Price and shall execute and deliver to Seller a Secured Promissory Note in the form of Exhibit B attached hereto against delivery by Seller of a bill of sale (in a form acceptable to Purchaser) evidencing the sale, delivery, transfer, and assignment to Purchaser of good and marketable title to the Assets, free and clear of all liens, liabilities, claims, and encumbrances, except those listed in Exhibit D;

                 b. Purchaser and Seller shall execute and deliver the Employment Agreements (as defined in Section 4 of this Agreement);

                 c. Each party to this Agreement shall perform any and all further acts and execute and deliver any and all documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement.

         4. Employment Agreements. Purchaser agrees to employ Seller pursuant to the Employment Agreements (herein so called) in the form of Exhibit C1 and Exhibit C2 attached hereto. Such employment will be solely pursuant to the terms of the Employment Agreements, and nothing in this Agreement shall constitute a separate employment agreement or define any terms of Seller's employment by Purchaser.

         5. Representations and Warranties of Seller. Seller represents and warrants that the following are true and correct as of the Effective Date, and will be true and correct on the Closing Date:

                 a. Citizenship. Seller is a citizen or lawful, permanent resident of the United States and has never been convicted of a felony or a crime of moral turpitude;





Asset Purchase Agreement                                                Page -2-

                 b. Licensure. Seller is a physician currently licensed to practice medicine by, and in good standing with, the Texas State Board of Medical Examiners;

                 c. Liabilities. As of the Closing Date there are no liabilities or obligations whatsoever of Seller relating in any way to the Business or the Assets whatsoever, accrued, fixed, contingent or otherwise, known or which should be known, and asserted or unasserted (collectively, the "Liabilities" and singly, a "Liability"), except for the Assumed Liabilities and the Retained Liabilities. Except as set forth in Exhibit D and Exhibit E, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any Liability of any person, corporation, limited liability company, association, partnership, joint venture, trust or other entity. The Liabilities which are to be retained by Seller and which are not to be transferred to, or assumed by, Purchaser are the Retained Liabilities. Seller knows of no basis for the assertion of any Liability of any nature or in any amount other than those set forth in Exhibit D and Exhibit E;

                 d. Contracts and Commitments with Third Parties. There is set forth on Exhibit F a list of all outstanding contracts and agreements, whether or not in writing, which relate to the Business or the Assets, including, but not limited to, insurance policies, to which Seller is a party or to which any of the Assets are subject;

                 e. Title to the Assets. Except for those Assets listed in Exhibit F which require third party consent to transfer, Seller has good and marketable title to the Assets free and clear of any pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever;

                 f. Litigation. Except as listed in Exhibit G, there is no claim, litigation, action, suit, or proceeding, administrative or judicial, pending or, to Seller's knowledge, threatened against Seller relating to the Business, or involving the Assets, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency, or other governmental authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise;

                 g. Assets. The Assets include all patient charts and medical records used by Seller to operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date, and all Medicare and Medicaid receivables associated with the operation of the Business prior to the Closing Date;





Asset Purchase Agreement                                                Page -3-

                 h. Taxes. As of the date hereof, all returns and reports of or relating to any foreign, federal, state, or local tax that are required to be filed on or before the Closing Date for, by, on behalf of, or with respect to Seller and the Business, including, but not limited to, those relating to the income, business, operations, or Assets of the Business, have been or will be timely filed with the appropriate foreign, federal, state, and local authorities on or before the Closing Date;

                 i.       Employee and Labor Matters and Plans.

                          (1) As of the date hereof, except for the Simplified Employee Pension Plan which will be terminated prior to closing, the Business has no pension or welfare plans as defined in Sections 3(1) and 3(2) of ERISA, or any other pension plans, welfare plans, profit-sharing plans, deferred compensation plans, consultant plans, bonus plans, or arrangements or any other similar plans, agreements, and arrangements for the benefit of directors, officers, or employees or former employees (or beneficiaries thereof) of the Business;

                          (2) Neither the Business nor any plan as defined in Section 3(2) of ERISA previously maintained by it (collectively, the "Plans" and singly, a "Plan") has incurred any liability to the Pension Benefit Guaranty Corporation or excise tax to the IRS with respect to any Plan, and the Business has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or has any obligation to contribute to, a multi-employee Plan. No Plan, if any, previously maintained by the Business will result in any tax on or material liability of the Business. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Plan or any Plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Business is or was a member;

                          (3) There are no claims pending or, to the knowledge of the Seller, threatened, involving any pension or welfare Plans or any other matter relating to employment by a current or former employee (or beneficiary thereof) of the Business.

                 j. Compliance with Laws. To the best of Seller's knowledge after reasonable inquiry, the Business has been operated in compliance with all applicable laws;





Asset Purchase Agreement                                                Page -4-

                 k. Breach of Agreements. To the best of Seller's knowledge after reasonable inquiry, this Agreement does not breach any agreement to which Seller is a party or which covers the Assets;

                 l. Survival of Representations and Warranties. The representations and warranties set forth in this Section 5 of this Agreement shall survive the consummation of the transactions contemplated in this Agreement.

         6. Representations and Warranties of Purchaser. Purchaser represents and warrants that the following are true and correct as of the Effective Date, and will be true and correct on the Closing Date:

                 a. Organization of Purchaser. Purchaser is a professional association duly organized, validly existing, and in good standing under the laws of the State of Texas;

                 b. Authorization of Purchaser. Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

                 c. Survival of Representations and Warranties. The representations and warranties set forth in this Section 6 of this Agreement shall survive the consummation of the transactions contemplated in this Agreement.

         7. Indemnity by Seller. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against each and every demand, claim, loss (including, without limitation, any diminution in value), Liability, item of damages, cost and expense (including, without limitation, the reasonable fees, disbursements and expenses of attorneys) of any kind whatsoever asserted against, imposed upon, or incurred by Purchaser by reason of or resulting from (a) a breach of any representation or warranty of Seller in or made pursuant to this Agreement and (b) those Retained Liabilities.

         8. Effective Date. The parties to this Agreement hereby understand and agree that the Effective Date (herein so called) of the purchase and sale of the Assets shall be May 9, 1996 and that such date may be different than the Closing Date.

         9.      Miscellaneous.

                 a. Entire Agreement. This Agreement and the other agreements expressly contemplated herein supersede any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contain





Asset Purchase Agreement                                                Page -5-
         all of the covenants and agreements between the parties with respect thereto;

                 b. Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which or whom it is sought to charged. The waiver by either party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party;

                 c. Governing Law. The laws of the State of Texas shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder. This Agreement shall be performable in Harris County, Texas. Venue of any litigation arising hereunder shall be in a court of competent jurisdiction in Harris County, Texas;

                 d. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered;

                 e. Costs. The parties hereto shall pay all of their own expenses relating to the negotiation, documentation, and closing of the transactions contemplated by this Agreement, including (without limitation) the fees and expenses of their respective counsel, accountants, and financial advisors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled;

                 f. Assignment. Neither party may assign this Agreement without the prior, express, and written consent of the other party hereto, which consent may be withheld in such other party's sole discretion;

                 g. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective personal representatives, heirs, successors, and permitted assigns;





Asset Purchase Agreement                                                Page -6-

                 h. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any right enforceable by any person not a party to this Agreement;

                 i. Simplified Employee Pension Plan. Seller shall take all action necessary to terminate his Simplified Employee Pension Plan and distribute all assets thereof to participants prior to Closing, and such actions shall be a condition precedent the Closing.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        SELLER
                                        ------



                                        /s/ C. A. Riser, M.D.
                                        --------------------------------------
                                        C.A. RISER, M.D.




                                        PURCHASER
                                        ---------

                                        DONALD F. ANGLE, M.D., P.A.



                                        By:  /s/ Donald F. Angle, M.D.
                                           -----------------------------------
                                        Name: Donald F. Angle, M.D.
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------





Asset Purchase Agreement                                                Page -7-

                                   EXHIBIT B

                            SECURED PROMISSORY NOTE

$750,000.00                      Dallas, Texas                     May ___, 1996

         FOR VALUE RECEIVED, the undersigned, DONALD F. ANGLE, M.D., P.A., a Texas professional association ("Maker"), promises to pay to the order of C.A. RISER, M.D. ("Payee"), at such place as the holder hereof may designate from time to time, in lawful money of the United States of America, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) plus interest as set forth below.

         Interest on the principal amount of this Secured Promissory Note remaining unpaid from time to time shall accrue at a per annum rate equal to nine and one-half percent (9.5%).

         The interest on and principal of this Secured Promissory Note shall be due and payable in Seven (7) equal monthly installments of principal and interest in the amount of Ten Thousand Dollars ($10,000.00) each plus accrued interest, beginning September 15, 1996, and continuing on the 15th day of each month thereafter through March 15, 1997, and a final payment of all unpaid principal and accrued and unpaid interest on April 15, 1997.

         Time is of the essence in the payment of this Secured Promissory Note. Upon the occurrence of any default on this Secured Promissory Note, then the holder of this Secured Promissory Note shall be entitled only to those remedies contained in that certain Security Agreement between Maker and Payee, dated effective May 9, 1996 (the "Security Agreement") and to those remedies contained in that certain Security Agreement between The Company Doctor and Payee, dated effective May 9, 1996 (the "TCD Security Agreement"). Maker shall have no personal liability to make any payment on this Secured Promissory Note.

         The indebtedness evidenced hereby may be prepaid in whole or in part at any time prior to maturity without premium or penalty. Any optional prepayment shall be applied first to accrued but unpaid interest hereon, with the remainder of such prepayment being applied to the reduction of principal.

         All agreements between Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the funds advanced pursuant to this Secured Promissory Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or document or instrument evidencing, securing, or pertaining to this Secured Promissory Note, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other document or instrument described herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Secured Promissory Note or on account of any other principal indebtedness of Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Secured Promissory Note and such other indebtedness, such excess shall be refunded to Maker. All sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder of this Secured Promissory Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the holder hereof.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Secured Promissory Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

         This Secured Promissory Note and all the covenants, promises, and agreements contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors, and assigns of Maker and the holder hereof.

         Maker represents and warrants to the holder of this Secured Promissory Note that the loan evidenced hereby is a "contract under which credit is extended for business, commercial investment, or other similar purpose," and is not a loan for "personal, family, household, or agricultural use," within the meaning of applicable Texas statutes.

         As used in this Secured Promissory Note, the word "holder" shall mean the Payee(s) or other endorsee(s) of this Secured Promissory Note who is in possession of it, or the bearer(s) of said Secured Promissory Note, if this Secured Promissory Note is at the time payable to the bearer(s).

         THIS SECURED PROMISSORY NOTE IS EXECUTED AND DELIVERED IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS SECURED PROMISSORY NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS, AND VENUE IN ANY LITIGATION PURSUANT TO THIS SECURED PROMISSORY NOTE SHALL BE IN HARRIS COUNTY, TEXAS.

         EXECUTED as of the day and year first above written.


                                          MAKER:

                                          DONALD F. ANGLE, M.D., P.A.



                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

         To induce Payee to accept this Secured Promissory Note, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby unconditionally guarantees to Payee and/or other endorsee(s) that the principal of, and interest on, and fees and expenses provided in (including, without limitation, attorneys' fees), this Secured Promissory Note will be promptly paid when due in accordance with its terms; provided, however, Payee and/or other endorsee(s) shall only have the rights to pursue its remedies against the undersigned under the TCD Security Agreement.



                                          THE COMPANY DOCTOR


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                               SECURITY AGREEMENT

      This Security Agreement (this "Agreement") is made and entered into effective as of May 9, 1996, by and between DONALD F. ANGLE, M.D., P.A., a Texas professional association (hereinafter referred to as "Grantor" or "Angle P.A."), and C.A. RISER, M.D., an individual resident of Texas ("Lender").

      WHEREAS, Lender has, among other things, loaned Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) to Grantor, pursuant to that certain Secured Promissory Note by Grantor in favor of Lender, dated effective May 9, 1996 (the "Promissory Note"), a copy of which is attached as Exhibit A; and

      WHEREAS, it is a condition to acceptance by Lender of the Promissory Note that Angle P.A. grant a security interest in and pledge as security for its obligations under the Promissory Note, and all other agreements and instruments relating to the indebtedness evidenced thereby (such instruments and agreements, together with this Agreement, are referred to herein collectively as the "Loan Documents") all of the Assets (as defined herein) purchased by Grantor from Lender for consideration consisting in part of the Promissory Note.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

            "Accounts" has the meaning assigned in Section 9.106 of the UCC.

            "Angle P.A. Asset Purchase Agreement" means that certain Asset Purchase Agreement by and between Lender and Grantor, dated effective May 9, 1996.

            "Assets" has the meaning assigned in the Angle P.A. Asset Purchase Agreement.

            "Collateral" has the meaning assigned in Section 2 of this Agreement.

            "Equipment" has the meaning assigned in Section 9.109(2) of the UCC.

            "Employment Agreements" has the meaning assigned in the Angle P.A. Asset Purchase Agreement.





Security Agreement                                                     Page -1-

            "Event of Default" means (i) the failure, refusal, or neglect of Grantor to perform or comply with any of its covenants, obligations, or agreements hereunder, (ii) the occurrence of a default or an Event of Default under or as defined in the Promissory Note, any other Loan Document, or the failure of The Company Doctor, a Delaware corporation, to make timely payment pursuant to its guaranty under the Promissory Note, (iii) the failure of TCD to timely cause the Registration of the TCD Shares and to timely pay to Lender the Rescission Amount, and/or (iv) the failure of Grantor to perform its duties or to comply with its obligations in Section 2(b) of the Angle P.A. Asset Purchase Agreement.

            "Fixtures" has the meaning assigned in Section 9.313(a)(1) of the UCC.

            "General Intangibles" has the meaning assigned in Section 9.106 of the UCC.

            "Inventory" has the meaning assigned in Section 9.109(4) of the UCC.

            "Lien" means with respect to any asset, mortgage, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, including (without limitation) the rights of a lessor under any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles (in this definition, a "Capital Lease") to the asset which is the subject of such Capital Lease. For purposes of this Agreement, a person or entity shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the loan evidenced by the Loan Documents at such time to exceed the maximum amount which Lender would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

            "Obligations" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of Grantor to Lender arising pursuant to the Loan Documents, and all interest accrued





Security Agreement                                                      Page -2-
      thereon and reasonable costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

            "Proceeds" means all "Proceeds" as such term is defined in Section 9.306(a) of the UCC.

            "Registration" has the meaning assigned in the TCD Asset Purchase Agreement.

            "Rescission Amount" has the meaning assigned in the TCD Asset Purchase Agreement.

            "TCD Asset Purchase Agreement" means that certain Asset Purchase Agreement between TCD and Lender, dated effective May 9, 1996.

            "TCD Security Agreement" means that certain Security Agreement between TCD and Lender, dated effective May 9, 1996.

            "TCD Shares" has the meaning assigned in the TCD Asset Purchase Agreement.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

      2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Obligations, but subject to the limitations of Section 5 hereof, Grantor hereby assigns, mortgages, pledges, and hypothecates to Lender, and hereby grants to Lender a continuing first and prior lien and security interest, in all of the Assets (collectively, the "Collateral"), which may consist of:

            a.    all Equipment;

            b.    all Inventory;

            c.    all Accounts;

            d.    all Fixtures;

            e.    all General Intangibles; and

            f. to the extent not otherwise included, all accessions to, substitutions for and all replacements, betterments, Proceeds, and products of any and all of the foregoing.





Security Agreement                                                     Page -3-

      3. Representations and Warranties. Grantor hereby represents and warrants that:

            a. Location of Tangible Property. The Inventory and Equipment are kept at Grantor's place of business which is located at 4308 Garth Road, Baytown, Texas 77521.

            b. Chief Executive Office. Grantor's chief executive office is located at 5215 N. O'Connor Blvd, Suite 1800, Irving, Texas 75039.

            c. Power and Authority; Authorization. Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens and security interests in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery, and performance of, and grant of the Liens and security interests in the Collateral pursuant to, this Agreement.

      4. Covenants. Grantor covenants and agrees with Lender that, from and after the date of this Agreement until the Obligations are paid in full:

            a. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further assignments, certificates, supplemental writings, instruments, and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests evidenced hereby. A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            b. Right of Inspection. Lender and its representatives shall at all times also have the right upon reasonable notice and during normal business hours to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. Grantor shall pay the costs incurred by Lender in connection with any such exercise of its rights pursuant to this Section 4(b).

            c. Maintenance of Insurance. Grantor will maintain insurance at all times with respect to all tangible Collateral





Security Agreement                                                     Page -4-
      insuring against risks of fire (including so-called extended coverage), theft, and other risks as Grantor may deem appropriate, containing such terms, in such form and amounts, and written by such companies as may be determined by Grantor.

            d. Changes in Locations, Name, etc. Grantor will not (i) change the location of its chief executive office from that specified in Section 3(b), (ii) permit any of the Collateral to be kept at a location other than those specified in Section 3(a), or (iii) change its name, identity, or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading, unless it shall give prior written notice as soon as practicable thereof and prior to effecting any such change take such steps as Lender may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

      5. Remedies. If an Event of Default shall occur, Lender shall notify Grantor in writing of the Event of Default and Grantor shall have thirty (30) days from receipt of notice to cure the Event of Default. In the event Grantor does not cure the Event of Default within thirty (30) days of notice:

            a. Grantor shall transfer and deliver possession of the Assets to Lender against Lender's agreement in writing to assume and pay or perform in full all liabilities relating to the Assets transferred and delivered to Lender pursuant to this Section 5 of this Agreement;

            b. Lender shall keep all monies paid by Grantor pursuant to the Angle P.A. Asset Purchase Agreement and the Promissory Note;

            c. The Employment Agreements, copies of which are set forth in Exhibit B and Exhibit C, shall be voided ab initio, except that wages earned by Lender pursuant to such Employment Agreements through the date of the Event of Default shall remain due and owing from Grantor to Lender; and

            d. The Promissory Note, and any covenants, warranties, representations, and obligations made thereunder or in the Angle P.A. Asset Purchase Agreement, which relate to the Promissory Note, by Grantor, Lender, and any other entity, shall be terminated immediately with no further liability on the part of Grantor, Lender, or any other entity under the Promissory Note.

It is the express intent of the parties that the remedies provided for in this
Section 5 of this Agreement and the remedies provided





Security Agreement                                                      Page -5-
for in Section 5 of the TCD Security Agreement are Lender's sole remedies in the event of an uncured Event of Default.

      6. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom so as to achieve the original intent of Grantor and Lender. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      7. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8. Exclusive Remedies. The rights and remedies provided in Section 5 of this Agreement and in Section 5 of the TCD Security Agreement shall be Lender's exclusive remedies in the event of an uncured Event of Default.

      9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except, that Grantor may not assign or otherwise transfer any of its rights under this Agreement.

      10. Limitation on Interest. Regardless of any provision contained in this Agreement or in the other Loan Documents, Lender shall never be entitled to receive, collect, or apply, as interest on the loan evidenced thereby, any amount in excess of the Maximum Lawful Rate, and in the event Lender ever receives, collects, or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the loan is paid in full, any remaining excess shall promptly be paid to Grantor. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Grantor and Lender shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Promissory Note, so that the





Security Agreement                                                      Page -6-
interest rate is the Maximum Lawful Rate throughout the entire term of the Promissory Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Lender shall refund to Grantor the amount of such excess and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Lawful Rate.

      11. Applicable Law; Jurisdiction. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE INTERNAL LAWS (BUT NOT THE CONFLICTS OF LAWS RULES) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. GRANTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE COURT SITTING IN THE COUNTY OF HARRIS, STATE OF TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF TEXAS, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER, ON THE ONE HAND, AND GRANTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

      12. Notices. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by courier, sent by telegram or telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by courier, telegram, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this Section.

      13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered.

      14. No Waiver. No course of dealing between Lender and Grantor, nor any failure to exercise, nor any delay in exercising





Security Agreement                                                      Page -7-
on the part of Lender any right hereunder or under the Loan Documents shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

      15. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by Lender and Grantor.

      16. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed to be effective as of the date first above written.


                                          Grantor:

Address:                                  DONALD F. ANGLE, M.D., P.A.

                                          By:
- ----------------------------------           ----------------------------------
                                          Name:
- ----------------------------------             --------------------------------
Attn:                                     Title:
     -----------------------------              -------------------------------
Telecopy:
         -------------------------

                                          Lender:

Address:


- ----------------------------------        -------------------------------------
                                          C.A. RISER, M.D.
- ----------------------------------
Telecopy:
         -------------------------





Security Agreement                                                      Page -8-